                                                                      Exhibit 10



               Consent of Independent Certified Public Accountants




Board of Directors
The Travelers Insurance Company:

We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants."


/s/ KPMG LLP

Hartford, Connecticut
April 25, 2001